UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Agreements.

On October 1, 2025, the board of directors (the “Board”) of Kairos Pharma, Ltd., a Delaware Corporation (“Kairos” or the “Company”), approved the entry of Kairos and its wholly-owned subsidiary, Enviro Therapeutics, Inc. (“Enviro”), into a novation agreement (the “Cedars Novation Agreement”) with Cedars-Sinai Medical Center (“Cedars”). The Cedars Novation Agreement was entered into on October 1, 2025, but effective as of April 17, 2025 and was entered into in order to transfer the exclusive license of two patents from Enviro, as the original licensee, to Kairos, as the new licensee. As the new licensee of the two patents, Kairos accepted and assumed all obligations and liabilities that may arise under the exclusive license agreements from Enviro and Enviro is relived of all of its liabilities and obligations under the license agreements. The two patents subject to the Novation Agreement include the “Exclusive License Agreement to the Compositions and Methods for Treating Diseases and Conditions by Depletion of Mitochondrial or Genomic DNA from Circulation and for Detection of Mitochondrial or Genomic DNA,” originally dated June 2, 2025, as amended to date; and the “Exclusive License Agreement to Sensitization of Tumors to Therapies Through Endoglin Antagonism,” originally dated June 2, 2021, as amended to date.

In addition, on October 1, 2025, the Board approved the Company’s entry into a novation agreement (the “Tracon Novation Agreement”) with Tracon Pharmaceuticals, Inc. (the “Tracon”) and Enviro pursuant to which Enviro’s rights and obligations in the license and supply agreement between Tracon, Enviro and Kairos, originally dated May 21, 2021, as amended to date (the “Tracon License Agreement”), were transferred to Kairos and Enviro was relieved of any further liabilities or obligations under the license and supply agreement. Under the Tracon License Agreement, Tracon had granted Enviro exclusive access to its TRC105 and CD105 technologies, which Kairos has now assumed pursuant to the Tracon Novation Agreement.

The foregoing summary of the Cedars Novation Agreement and the Tracon Novation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 8.01. Other Events.

On October 7, 2025, Kairos issued a press release announcing that it has been selected to present at the European Society for Medical Oncology Congress. Kairos’s presentation, titled, “Preliminary safety and clinical activity from a Phase 2 study of apalutamide + carotuximab in advanced, castration-resistant prostate cancer” will take place in Berlin, Germany on October 7–21, 2025.

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 8.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 8.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Novation Agreement between Kairos Pharma, Ltd., Enviro Therapeutics, Inc. and Cedars-Sinao Medical Center
10.2	Novation Agreement between Kairos Pharma Ltd, Enviro Therapeutics, Inc. and Tracon Pharmaceuticals, Inc.
99.1	Press Release dated October 7, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2025	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer